EXHIBIT 10.48

Certain information has been excluded from this exhibit because (i) it is not material and (ii) would be competitively harmful if publicly disclosed.

SIXTH AMENDMENT TO

RESEARCH AND LICENCE AGREEMENT

(this “Amendment”)

Effective Date: December 31, 2019

By and between

YEDA RESEARCH AND DEVELOPMENT COMPANY LIMITED

a company duly registered under the laws of Israel of

P O Box 95, Rehovot 76100 Israel

(hereinafter, “Yeda”)

and

CELL SOURCE LIMITED

a company duly registered under the laws of Israel of

5 Kineret Street, Bnei Brak 5126237

(hereinafter, “Cell Source”)

WHEREAS

Yeda and Cell Source are parties (the “Parties”) to a research and licence agreement dated October 3, 2011, as amended by a first amendment thereto dated April 8, 2014, a second amendment thereto dated November 28, 2016, a third amendment thereto dated March 29, 2018, a fourth amendment thereto dated March 30, 2018, and a fifth amendment (the “5th Amendment”) thereto dated June 30, 2019 (together, “the R&L Agreement”); and

WHEREAS

the Parties wish to amend the research budget with respect to the Research conducted during the period of July 1, 2019 to March 31, 2020, all as set out in, and under the conditions of, this Amendment.

NOW THEREFORE IT IS AGREED BY THE PARTIES HERETO AS FOLLOWS:

1.	Terms and phrases used in this Amendment which are defined in the R&L Agreement shall have in this Amendment the same meaning as that attributed to them in the R&L Agreement, unless otherwise expressly defined in this Amendment.

2.	This Amendment and the R&L Agreement shall be read as one and shall represent the complete current understanding between the Parties with respect to the subject matter hereof. Subject to the modifications contained herein, the provisions of the R&L Agreement shall remain unaltered and in full force and effect.

3.	The above preamble and sections form an integral part of this Amendment.

4.	The parties agree that the “Further Research Budget” as such term is used in the 5th Amendment, shall be in the amount of US$ 185,000 (one hundred eighty five thousand US dollars) pursuant to the budget attached hereto as Annex A, rather than the amount set forth in the 5th Amendment. The remaining amount of the Further Research Budget shall be paid no later than January 1, 2020. All other provisions relating to the Further Research, as such term is used in the 5th Amendment, shall remain in force.

5.	This Amendment constitutes the entire agreement between the Parties hereto in respect of the subject matter hereof, and supersedes all prior agreements or understandings between the Parties relating to the subject matter hereof and may be amended only by a written document signed by both Parties hereto.

[Signature page follows]

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IN WITNESS WHEREOF, the parties hereto have set their signatures as of the Effective Date.

For YEDA RESEARCH AND DEVELOPMENT COMPANY LTD.	For CELL SOURCE LIMITED
Signature:__________________________ Name:_____________________________ Title:______________________________	Signature:_________________________ Name: ITAMAR SHIMRAT Title: CHIEF EXECUTIVE OFFICER

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Annex A

Amended

Further Research Budget

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Brackets ( [   ] ) indicate that certain information has been excluded from this exhibit because (i) it is not material and (ii) would be competitively harmful if publicly disclosed

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